Registration No. 333-_____

As filed with the Securities and Exchange Commission on May 4, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gilat House 21 Yegia Kapayim Street, Kiryat Arye Petah Tikva 4913020, Israel
(Address of Principal Executive Offices) (Zip Code)

GILAT SATELLITE NETWORKS LTD. 2008 SHARE INCENTIVE PLAN
(Full title of the plans)

Wavestream Corporation 545 W. Terrace Dr San Dimas, CA 91773
(Name and address of agent for service)

909-599-9080
(Telephone number, including area code, of agent for service)

Copies to:
Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605	Yael Shofar, Adv. General Counsel and Corporate Secretary Gilat Satellite Networks Ltd. Gilat House 21 Yegia Kapayim Street Kiryat Arye Petah Tikva 4913020, Israel Tel: 972-3-925-2000	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: 972 3-623-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee (2)
Ordinary Shares, par value NIS 0.20 per share	610,000 (2)	$10.13	$6,179,300	$674.16

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, par value NIS 0.20 per share (the “Ordinary Shares”) that may be offered or issued pursuant to the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (the “2008 Plan”) by reason of stock splits, stock dividends or similar transactions.

(2)	Issuable under options and other share incentive awards that may be granted in the future under the 2008 Plan.

(3)
Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $10.13, the average of the high and low prices of the Registrant’s Ordinary Shares as reported on The NASDAQ Global Select Market on April 30, 2021.

___________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 610,000 Ordinary Shares for issuance under the 2008 Plan.

           In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Files No. 333-180552, 333-187021, 333-204867, 333-210820, 333-217022, 333-221546, 333-223839, 333-231442, 333-236028 and 333-253972) filed with the Securities and Exchange Commission on April 4, 2012, on March 4, 2013, on June 11, 2015, on April 19, 2016,  on March 30, 2017, on November 14, 2017, on March 22, 2018, on May 14, 2019, on January 23, 2020 and on March 8, 2021, respectively, are incorporated herein by reference and the information required by Part II is omitted, except to the extent superseded hereby or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by reference.

The Registrant hereby incorporates by reference the following documents:

(a) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020;

(b) The Registrant’s Reports on Form 6-K filed with the Commission on March 8, 2021, March 9, 2021, March 10, 2021, March 22, 2021, April 12, 2021, April 13, 2021, April 19, 2021, April 22, 2021, April 26, 2021, April 29, 2021, May 3, 2021and May 4, 2021; and

(c) the description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2020.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	EXHIBITS.

4.1	Memorandum of Association, as amended (1)

4.2	Articles of Association, as amended and restated (2)

4.3	Gilat Satellite Networks Ltd. 2008 Share Incentive Plan (including the Israeli Sub-plan to the Gilat Satellite Networks Ltd. 2008 Share Incentive Plan) (3)

4.4	Amendment to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated May 19, 2015 (4)

4.5	Amendment No. 2 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated April 7, 2016 (5)

4.6	Amendment No. 3 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated February 13, 2017 (6)

4.7	Amendment No. 4 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated March 27, 2017 (7)

4.8	Amendment No. 5 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated August 7, 2017(8)

4.9	Amendment No. 6 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated February 12, 2018(9)

4.10	Amendment No. 7, 8 and 9 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated August 6, 2018, February 11, 2019 and February 12, 2019, respectively (10)

4.11	Amendment No. 10 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated May 13, 2019(11)

4.12	Amendment No. 11 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan, dated November 18, 2019(12)

4.13	Amendment No. 12 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan Dated January 3, 2021(13)

4.14	Amendment No. 13 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan Dated February 15, 2021(14)

4.15	Amendment No. 14 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan Dated March 8, 2021

4.16	Amendment No. 15 to Gilat Satellite Networks Ltd. 2008 Share Incentive Plan Dated May 3, 2021

5	Opinion of Naschitz, Brandes, Amir & Co., Advocates

23.1	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5)

23.2	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, our independent registered public accounting firm

24	Power of Attorney (included as part of this Registration Statement)

______________________________________

(1)	Filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2000, and incorporated herein by reference.

(2)	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011, and incorporated herein by reference.

(3)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-158476), filed with the Securities and Exchange Commission on April 8, 2009, and incorporated herein by reference.

(4)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-204867), filed with the Securities and Exchange Commission on June 11, 2015, and incorporated herein by reference.

(5)
Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-210820), filed with the Securities and Exchange Commission on April 19, 2016, and incorporated herein by reference

(6)	Filed as Exhibit 4.7 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016, and incorporated herein by reference.

(7)	Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016, and incorporated herein by reference.

(8)
Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-221546), filed with the Securities and Exchange Commission on November 14, 2017, and incorporated herein by reference.

(9)	Filed as Exhibit 4.10 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2017, and incorporated herein by reference.

(10)	Filed as Exhibit 4.11 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2018, and incorporated herein by reference.

(11)
Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-231442), filed with the Securities and Exchange Commission on May 14, 2019, and incorporated herein by reference.

(12)
Filed as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-236028), filed with the Securities and Exchange Commission on January 23, 2020, and incorporated herein by reference.

(13)	Filed as Exhibit 4.14 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020 and incorporated herein by reference.

(14)	Filed as Exhibit 4.15 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petah Tikva, Israel on May 4, 2021.

By:	/s/ Isaac Angel
Isaac Angel
Chairman of the Board

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Isaac Angel, Adi Sfadia and Bosmat Halpern, and each of them severally, his or her true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Gilat Satellite Networks Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2021.

Signature	Title
/s/ Isaac Angel Isaac Angel	Chairman of the Board of Directors
/s/ Adi Sfadia Adi Sfadia	Chief Executive Officer (Principal Executive Officer)
/s/ Bosmat Halpern Bosmat Halpern	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Amiram Boehm Amiram Boehm	Director
/s/ Ami Shafran Ami Shafran	Director
____________ Ishay Davidi	Director
/s/ Meir Shamir Meir Shamir	Director
/s/ Aylon (Lonny) Rafaeli Aylon (Lonny) Rafaeli	Director
/s/ Elyezer Shkedy Elyezer Shkedy	Director
/s/ Dafna Sharir Dafna Sharir	Director
Wavestream Corporation By: /s/ Adi Sfadia Name: Adi Sfadia, Officer	Authorized Representative in the United States